Exhibit 24.1
                        TECO ENERGY, INC.
                        POWER OF ATTORNEY

    WHEREAS,  the  Board  of  Directors  of  TECO Energy, Inc., a
Florida corporation, at a meeting held on January 17, 1996, authorized the officers and Directors of the Corporation to execute a Registration Statement on Form S-8 and authorized the officers of the Corporation to file said Registration Statement with the Securities and Exchange Commission under the Securities Act of 1933 as amended.

    NOW, THEREFORE, each of the undersigned in his capacity as a Director or officer or both, as the case may be, of said Corporation, does hereby appoint R. H. Kessel, A. D. Oak and D.
R. Pokross, Jr., and each of them, severally, his true and lawful attorneys or attorney to execute in his name, place and stead, in his capacity as Director or officer or both, as the case may be, of said Corporation, said Registration Statement and any and all amendments thereto and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys has the power to act hereunder with or without the other of said attorneys and shall have full power of substitution and resubstitution. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or neces-sary to be done in the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, and each of the undersigned hereby ratifies and approves the acts of said attorneys and each of them.

    IN TESTIMONY WHEREOF, the undersigned have executed this instrument on the dates set forth below.


         /s/T. L. Guzzle                   January  17, 1996
             T. L. Guzzle, Chairman of the Board
             (Principal Executive Officer) and Director


        /s/ A. D. Oak                      January  17, 1996
            A. D. Oak, Senior Vice President-Finance
            (Principal Financial and Accounting Officer)


        /s/ G. F. Anderson                 January  17, 1996
            G. F. Anderson, President,
            Director and Chief Operating Officer


        /s/ C. D. Ausley                   January  17, 1996
            C. D. Ausley, Director


        /s/ S. L. Baldwin                  January  17, 1996
            S. L. Baldwin, Director



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        /s/ H. L. Culbreath                January  17, 1996
            H. L. Culbreath, Director


        /s/ J. L. Ferman, Jr.              January  17, 1996
            J. L. Ferman, Jr., Director


        /s/ E. L. Flom                     January  17, 1996
            E. L. Flom, Director


        /s/ H. R. Guild, Jr.               January  17, 1996
            H. R. Guild, Jr., Director


        /s/ D. R. Hendrix                  January  17, 1996
            D. R. Hendrix, Director


        /s/ R. L. Ryan                     January  17, 1996
            R. L. Ryan, Director


        /s/ W. P. Sovey                    January  17, 1996
            W. P. Sovey, Director


        /s/ J. T. Touchton                 January  17, 1996
            J. T. Touchton, Director


        /s/ J. A. Urquhart                 January  17, 1996
            J. A. Urquhart, Director


        /s/ J. O. Welch                     January  17, 1996
            J. O. Welch, Jr., Director





















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